Exhibit 99.1

NEWS BULLETIN	FARO Technologies, Inc.
250 Technology Park Lake Mary, FL 32746
The Measure of Success

Peter Abram, Senior Vice President & Chief Financial Officer

peter.abram@faro.com

407-333-9911

FARO® Continues Expansion into Law Enforcement Market with Acquisition of ARAS 360 Technologies Inc.

Lake Mary, FL, February 5, 2015 - FARO Technologies, Inc. (NASDAQ:FARO), the world’s most trusted source for 3D measurement, imaging, and realization technology, announces the acquisition of ARAS 360 Technologies Inc., a global leader in the development of accident and crime reconstruction, simulation and animation software.

Founded in 2010 and headquartered in Kamloops, British Columbia, ARAS produces a full suite of accident and crime reconstruction software tools that offer advanced graphics, advanced analytical tools, and the ability to work with large point cloud data sets from 3D laser scanners. The company’s newest product, Reality, is a 64-bit crash and crime software solution that was launched in November 2014. Reality provides customers with an intuitive and user-friendly interface enabling them to quickly generate precision diagrams with stunning details and graphic realism.

“The acquisition of ARAS 360 will help FARO create a complementary suite of integrated 3D documentation product offerings for our law enforcement customers,” stated Jay Freeland, FARO’s President and CEO. “By adding the ARAS products to our portfolio, along with the product offerings of the CAD Zone which we acquired last year, customers can now document and analyze any crime or accident scene with the most intuitive and powerful drawing, simulation and animation tools in the market.”

The all cash transaction includes an initial payment as well as future earnout payments.

For more information about FARO’s 3D scanning solutions visit: http://www.faro.com

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties, such as statements about demand for and customer acceptance of FARO’s products, and FARO’s product development and product launches. Statements that are not historical facts or that describe the Company’s plans, objectives, projections, expectations, assumptions, strategies, or goals are forward-looking statements. In addition, words such as “is,” “will,” “continue,” “ensure” and similar expressions or discussions of FARO’s plans or other intentions identify forward-looking statements. Forward-looking statements are not guarantees of future performance and are subject to various known and unknown risks, uncertainties, and other factors that may cause actual results, performances, or achievements to differ materially from future results, performances, or achievements expressed or implied by such forward-looking statements. Consequently, undue reliance should not be placed on these forward-looking statements.

Factors that could cause actual results to differ materially from what is expressed or forecasted in such forward-looking statements include, but are not limited to:

•	the Company’s inability to successfully identify and acquire target companies or achieve expected benefits from acquisitions that are consummated;

•	development by others of new or improved products, processes or technologies that make the Company’s products less competitive or obsolete;

•	the Company’s inability to maintain its technological advantage by developing new products and enhancing its existing products;

•	declines or other adverse changes, or lack of improvement, in industries that the Company serves or the domestic and international economies in the regions of the world where the Company operates and other general economic, business, and financial conditions; and

•	other risks detailed in Part I, Item 1A. Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and Part II, Item 1A. Risk Factors in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 28, 2014.

Forward-looking statements in this release represent the Company’s judgment as of the date of this release. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise, unless otherwise required by law.

About FARO

FARO is the world’s most trusted source for 3D measurement technology. The Company develops and markets computer-aided measurement and imaging devices and software. Technology from FARO permits high-precision 3D measurement, imaging and comparison of parts and complex structures within production and quality assurance processes. The devices are used for inspecting components and assemblies, rapid prototyping, documenting large volume spaces or structures in 3D, surveying and construction, as well as for investigation and reconstruction of accident sites or crime scenes.

Approximately 15,000 customers are operating more than 30,000 installations of FARO’s systems, worldwide. The Company’s global headquarters is located in Lake Mary, FL; its European regional headquarters in Stuttgart, Germany; and its Asia/Pacific regional headquarters in Singapore. FARO has other offices in the United States, Canada, Mexico, Brazil, Germany, the United Kingdom, France, Spain, Italy, Poland, Turkey, the Netherlands, Switzerland, Portugal, India, China, Malaysia, Vietnam, Thailand, South Korea, and Japan.

More information is available at http://www.faro.com

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